Exhibit 99.1

Silver Spring Networks Reports Preliminary Results for

Fourth Quarter and Full Year 2013

Redwood City, CA – January 16, 2014 – Silver Spring Networks, Inc. (NYSE: SSNI), a leading networking platform and solutions provider for smart energy networks, today announced preliminary financial results for its fourth quarter and year ended December 31, 2013.

“For the full year 2013 we now expect top line to grow approximately 13%. We did not close a few expected deals which impacted our fourth quarter results,” said Scott Lang, Chairman, President, and Chief Executive Officer. “We made good progress in expanding our global footprint and growing our total backlog to a record $875 million, representing growth of 17% year-over-year.”

The Company is providing the following preliminary financial results:

For the full year 2013: 1

•	Non-GAAP revenue of $342 – $343 million up approximately 13% year-over-year,

•	GAAP revenue of $325 – $326 million up approximately 66% year-over-year,

•	Non-GAAP loss per share of ($0.08) – ($0.10), and

•	GAAP loss per share of ($4.55) – ($4.57), which includes a non-cash deemed dividend of ($2.77) related to the Company’s initial public offering.

For the fourth quarter 2013: 1

•	Non-GAAP revenue of $88 – $89 million up approximately 5% year-over-year,

•	GAAP revenue of $95 – $96 million up approximately 93% year-over-year,

•	Non-GAAP earnings (loss) per share of ($0.01) – $0.00, and

•	GAAP earnings (loss) per share of ($0.02) – $0.00.

[1]	A reconciliation of expected GAAP to non-GAAP financial results has been provided in the table below.

Conference Call

Silver Spring will host a conference call today at 2:00 pm PT (5:00 pm ET) to discuss its preliminary fourth quarter and full year 2013 financial results and its outlook for the future. During the course of this call, Silver Spring may also disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live at 877-407-0832 (U.S.) or 201-689-8433 (International) or via webcast at http://ir.silverspringnet.com.

About Silver Spring Networks

Silver Spring Networks is a leading networking platform and solutions provider for smart energy networks. Silver Spring’s pioneering IPv6 networking platform, with over 18 million Silver Spring enabled devices delivered, is connecting utilities to homes and business throughout the world with the goal of achieving greater energy efficiency for the planet. Silver Spring’s innovative solutions enable utilities to gain operational efficiencies, improve grid reliability, and empower consumers to monitor and manage energy consumption. Silver Spring Networks’ customers include major utilities around the globe such as Baltimore Gas & Electric, CitiPower & Powercor, Commonwealth Edison, CPS Energy, Florida Power & Light, Jemena Electricity Networks Limited, Pacific Gas & Electric, Pepco Holdings, Progress Energy, and Singapore Power, among others. To learn more, please visit www.silverspringnet.com.

Non-GAAP and Other Financial Measures

Silver Spring believes that its results of operations under generally accepted accounting principles, or GAAP, when considered in isolation, may only provide limited insight into the performance of its business in any given period. As a result, Silver Spring manages its business, makes planning decisions, evaluates its performance and allocates resources by assessing non-GAAP and other financial measures such as non-GAAP revenue (billings), cost of non-GAAP revenue (billings), non-GAAP gross profit (loss), non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, adjusted EBITDA, and total backlog, in addition to other financial measures presented in accordance with GAAP. Silver Spring believes that these non-GAAP and other financial measures offer valuable supplemental information regarding the performance of its business, and will help investors better understand the sales volumes, and gross margin and profitability trends, as well as the cash flow characteristics, of its business. The non-GAAP measures should not be considered in isolation from, are not a substitute for, and do not purport to be an alternative to, revenue, cost of revenue, gross profit (loss), net income (loss), net income (loss) per share, or any other performance measure derived in accordance with GAAP. Silver Spring may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Non-GAAP revenue (billings) represents amounts invoiced for products for which ownership, typically evidenced by title and risk of loss, has transferred or services that have been provided to the customer, and for which payment is expected to be made in accordance with normal payment terms. Non-GAAP revenue excludes amounts for undelivered products, services to be performed in the future, and amounts paid or payable to customers. Non-GAAP revenue is initially recorded as deferred revenue and is recognized as GAAP revenue when all revenue recognition criteria have been met under Silver Spring’s accounting policies as described in Silver Spring’s filings with the Securities and Exchange Commission. Silver Spring reconciles revenue to billings by adding revenue to the change in deferred revenue in a given period.

Cost of non-GAAP revenue (billings) represents the cost associated with products and services that have been delivered to the customer, excluding stock-based compensation and amortization of intangibles. Cost of product shipments for which revenue is not recognized in the period incurred is recorded as deferred cost of revenue. Deferred cost of revenue is expensed in the statement of operations as cost of revenue when the corresponding revenue is recognized. Costs related to services are expensed in the period incurred. Silver Spring reconciles cost of revenue to non-GAAP cost of revenue by adding cost of revenue to the change in deferred cost of revenue, less stock-based compensation and amortization of intangibles included in cost of revenue, in a given period.

Non-GAAP gross profit (loss) is the difference between non-GAAP revenue and cost of non-GAAP revenue.

Non-GAAP operating income (loss) represents operating loss adjusted for non-GAAP revenue (billings) and cost of non-GAAP revenue (billings) and excludes expenses related to the amortization of intangible assets, legal settlements, and stock-based compensation.

Non-GAAP net income (loss) represents net loss adjusted for non-GAAP revenue and cost of non-GAAP revenue, and excludes expenses related to the amortization of intangible assets, legal settlements, stock-based compensation, changes in fair value of preferred stock warrant liabilities and embedded derivatives, and loss on extinguishment of promissory notes.

Non-GAAP earnings (loss) per share represents non-GAAP net loss divided by weighted average shares outstanding for the period.

Adjusted EBITDA is net loss adjusted for changes in deferred revenue and deferred cost of revenue, other (income) expense, net, provision for income taxes, depreciation and amortization, stock-based compensation and certain other items management believes affect the comparability of operating results.

Total backlog represents future product and service billings that we expect to generate pursuant to contracts that we have entered into with our utility customers and meter manufacturers. Total backlog includes order backlog, which represents future billings for open purchase orders and other firm commitments.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in Silver Spring Networks’ business, future growth, fourth quarter and full year 2013 financial results, and future financial results. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Important factors that could cause results to differ materially from the statements herein include: our fourth quarter and full year 2013 results are subject to our standard quarterly and annual close review process; timing around customer decisions and deployment pace; dependence on a limited number of customers and key suppliers; general economic risks; specific economic risks in different geographies and among different industries; failure to maintain or increase renewals and increase business from existing customers; uncertainties around continued success in sales growth and market share gains; lengthy sales cycles with no assurances that a prospective customer will select Silver Spring’s products and services; amounts included in total backlog may not result in billings or revenue; adverse publicity about, or consumer or political opposition to, the smart grid; security breaches involving smart grid products or services; the ability to integrate technology into third-party devices and Silver Spring’s relationship with third-party manufacturers; execution risks related to new product introductions and innovation; the ability to attract and retain personnel, including members of Silver Spring’s management team; changes in strategy;

technological changes that make Silver Spring’s products and services less competitive; competition, particularly from larger companies with more resources than Silver Spring; risks related to retention of management; international business uncertainties; the ability to acquire and integrate other businesses; and other risk factors set forth from time to time in Silver Spring’s filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov. All forward-looking statements in this press release reflect Silver Spring’s expectations as of January 16, 2014. Silver Spring undertakes no obligation, and expressly disclaims any obligation, to update any forward-looking statements in this press release in light of new information or future events. In addition, the preliminary financial results set forth in this press release are estimates based on information currently available to Silver Spring.

For additional information, please contact:

Tricia Gugler

Investor Relations

650-839-4504

tgugler@silverspringnet.com

Noel Hartzell

Global Communications

650-839-4184

nhartzell@silverspringnet.com

SILVER SPRING NETWORKS

RECONCILIATION OF GAAP TO NON-GAAP PRELIMINARY RESULTS

(In millions, except per share data)

	Q413		CY2013
	Low	High	Low	High
Net revenue
GAAP net revenue	$95	$96	$325	$326
Change in deferred revenue, net of foreign currency translation	(7)	(7)	17	17

Non-GAAP net revenue	$88	$89	$342	$343

Net income (loss)
GAAP net income (loss)	$(1)	$(0)	$(68)	$(67)
Change in deferred revenue, net of foreign currency translation	(7)	(7)	17	17
Change in deferred cost of revenue, net of foreign currency translation	(1)	(1)	(30)	(30)
Amortization of intangibles in cost of revenue	0	0	0	0
Convertible notes accretion / interest	—	—	1	1
Conversion of promissory notes and remeasurement of warrants and derivatives	—	—	24	24
Stock-based compensation	8	8	52	52
Legal settlements	0	0	0	0

Non-GAAP net income (loss)	$(1)	$0	$(4)	$(3)

Net Income (loss) per share
GAAP income (loss) per share	$(0.02)	$(0.00)	$(4.57)*	$(4.55)*
Non-GAAP income (loss) per share	$(0.01)	$0.00	$(0.10)	$(0.08)
Basic Share Count	47.2	47.2	37.9	37.9
Diluted Share Count	49.6	49.6	37.9	37.9

*	GAAP income (loss) per share includes a non-cash deemed dividend of $105 million related to the Company’s initial public offering